UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2007

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2135 West Maple Road

Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Current Report on Form 8-K of ArvinMeritor, Inc. (the "Company") dated February 9, 2007 is incorporated herein by reference.

On February 28, 2007, the Company completed the sale of an additional $25 million aggregate principal amount of its 4.00% convertible senior notes due 2027 (the "Notes") in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Notes were sold pursuant to a Purchase Agreement, dated February 6, 2007, among the Company, the subsidiary guarantors of the Notes and the initial purchasers named therein (the "Initial Purchasers"), under which the Initial Purchasers on February 23, 2007 exercised in full their option to purchase up to an additional $25 million aggregate principal amount of Notes, solely to cover over-allotments. The net proceeds from the sale of the additional Notes, after deducting the Initial Purchasers’ discount and excluding accrued interest on the Notes, were approximately $24,218,750.

The Notes, the subsidiary guarantees and the shares of the Company’s common stock issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This filing shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer or sale of the securities in any state in which such offer, solicitation or sale would be unlawful.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under "Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant" of this Current Report on Form 8-K and in the Company's Current Report on Form 8-K dated February 9, 2007 is incorporated herein by reference.

Item 8.01.	Other Events.

The information set forth under "Item 3.02. Unregistered Sales of Equity Securities" of this Current Report on Form 8-K is incorporated herein by reference. On February 23, 2007, the Company announced that the Initial Purchasers had exercised in full their option to purchase up to an additional $25 million aggregate principal amount of Notes, solely to cover over-allotments.

A copy of the related press release is filed as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99	Press Release of ArvinMeritor, Inc., issued February 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By:/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: February 28, 2007

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release of ArvinMeritor, Inc., issued February 23, 2007.